UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2011

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

MEDNAX, Inc., a Florida corporation (the “Company”), held its 2011 Annual Shareholders’ Meeting (the “Annual Meeting”) on May 5, 2011. Of the 48,024,694 shares outstanding and entitled to vote, 43,238,954 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1: All of the Board’s nominees for Director were elected to serve until the Company’s 2012 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Name	For	Withheld	Broker Non-Vote
Cesar L. Alvarez	33,830,646	7,302,558	2,105,750
Waldemar A. Carlo, M.D.	38,422,127	2,711,077	2,105,750
Michael B. Fernandez	38,424,857	2,708,347	2,105,750
Roger K. Freeman, M.D.	35,688,262	5,444,942	2,105,750
Paul G. Gabos	40,578,334	554,870	2,105,750
Dany Garcia	40,578,134	555,070	2,105,750
Pascal J. Goldschmidt, M.D.	39,733,345	1,399,859	2,105,750
Manuel Kadre	39,476,896	1,656,308	2,105,750
Roger J. Medel, M.D.	38,842,961	2,290,243	2,105,750
Donna E. Shalala, Ph.D.	38,372,481	2,760,723	2,105,750
Enrique J. Sosa, Ph.D.	40,576,419	556,785	2,105,750

Proposal 2: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the 2011 fiscal year was ratified by the shareholders, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
42,000,670	1,234,139	4,145	0

Proposal 3: The shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
36,857,819	3,061,203	1,214,182	2,105,750

Proposal 4: The shareholders indicated, on a non-binding, advisory basis, a preference to hold future advisory votes on executive compensation every year, by the votes set forth in the table below:

Every Year	Every Two Years	Every Three Years	Abstained	Broker Non-Vote
29,821,161	44,198	10,044,565	1,223,280	2,105,750

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: May 5, 2011	By:	/s/ Vivian Lopez-Blanco
Chief Financial Officer